UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019

ISRAMCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12500	13-3145265
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 West Loop South, Suite 750

Houston, Texas 77027

(Address of principal executive offices, including zip code)

(713) 621-3882

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	ISRL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 20, 2019, Isramco, Inc. (“Isramco”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Isramco, Naphtha Israel Petroleum Corporation Ltd., an Israeli public company (“Naphtha”), Naphtha Holding Ltd., an Israeli private company and a direct wholly owned subsidiary of Naphtha (“NHL”), I.O.C. - Israel Oil Company, Ltd., an Israeli private company and a direct wholly owned subsidiary of Naphtha (“Parent”), and Naphtha US Oil, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub” and, together with Naphtha, NHL and Parent, the “Purchaser Parties,” and together with Isramco, each a “Party” and collectively the “Parties”) providing for the merger of Merger Sub with and into Isramco (the “Merger”), with Isramco surviving the Merger as a subsidiary of Parent and NHL. Mr. Haim Tsuff is the chief executive officer and the chairman of the board of directors (the “Board”) of Isramco. Mr. Tsuff is the sole director and owner of United Kingsway Ltd. which holds 74.0% of the outstanding membership interests in each of YHK Investment L.P. (“YHP LP”), an Israeli limited partnership, and YHK General Manager Ltd. (“YHK Manager”), an Israeli private company that serves as the general partner of YHP LP. Mr. Tsuff is the chairman of YHK Manager (which entity effectively controls Naphtha, NHL and Parent) and currently beneficially owns approximately 73.0% of the outstanding shares of Isramco’s common stock, par value $0.01 per share (the “Common Stock”).

At the effective time of the Merger, each issued and outstanding share of Common Stock, other than shares owned by Isramco as treasury stock, shares owned by NHL or Parent, and shares owned by holders of Common Stock who shall neither have voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly perfected, and not effectively withdrawn or lost, their statutory appraisal rights under Delaware law (such shares of Common Stock “dissenting shares”), will be converted into the right to receive $121.40 in cash per share, without interest and subject to any withholding taxes (the “Merger Consideration”).

The Board (other than Mr. Tsuff, who recused himself from the vote of the Board), acting upon the recommendation of a special committee of independent and disinterested directors (the “Special Committee”), (i) determined that the Merger Agreement and the transactions contemplated thereby (the “Contemplated Transactions”), including the Merger, are advisable and fair to, and in the best interests of, Isramco and Isramco’s stockholders, other than the Purchaser Parties or any of their affiliates (together, the “Purchaser Group”) and any officer of Isramco as determined in accordance with Rule 16a-1(f) promulgated under Securities Exchange Act of 1934, as amended (together, the “Section 16 Officers”), (ii) approved the Merger Agreement and the Contemplated Transactions, including the Merger, and (iii) resolved to recommend that Isramco’s stockholders approve the adoption of the Merger Agreement.

Stockholders of Isramco will be asked to vote on the adoption of the Merger Agreement at a special stockholders meeting to be held on a date to be announced. Under Isramco’s certificate of incorporation, the affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock, entitled to vote in the election of directors, is required to approve and adopt the Merger Agreement and such stockholder approval will also satisfy requirements of the General Corporation Law of the State of Delaware. In addition, the consummation of the Merger is subject to a non-waivable condition that the holders of a majority of outstanding shares of Common Stock not beneficially owned by any member of the Purchaser Group or any Section 16 Officer shall have voted in favor of the adoption of the Merger Agreement.

Each Party’s obligation to consummate the Merger is also subject to certain other conditions, including (i) the absence of any legal restraint with respect to the Merger; (ii) the continued accuracy of the representations and warranties of the Purchaser Parties, in the case of Isramco, and of Isramco, in the case of the Purchaser Parties, as contained in the Merger Agreement (subject to certain qualifiers, as applicable); and (iii) and compliance in all material respects with the covenants and agreements contained in the Merger Agreement by the Purchaser Parties, in the case of Isramco, and by Isramco, in the case of the Purchaser Parties. In addition, the Purchaser Parties’ obligation to consummate the Merger is also subject to the condition that no more than 8% of the outstanding shares of Common Stock as of immediately prior to the closing of the Merger shall be dissenting shares. Isramco has made customary representations and warranties and covenants in the Merger Agreement.

The Purchaser Parties have informed Isramco that they intend to fund the payment of the aggregate Merger Consideration from cash on hand. The Merger is not subject to a financing condition.

Isramco is subject to customary non-solicitation provisions, whereby, among other things, Isramco and its subsidiaries have agreed not to solicit or initiate, or knowingly facilitate or knowingly encourage the submission of an alternative acquisition proposal. However, Isramco will be able to respond to and engage in discussions of certain unsolicited acquisition proposals, subject to certain conditions, if the Board or an independent committee of the Board (including the Special Committee) determines in good faith that such proposals are or could lead to superior proposals, such proposals did not result from Isramco’s material breach of its obligations under such non-solicitation provisions of the Merger Agreement (other than any such breach caused by a Purchaser Party) and, if the Board or an independent committee of the Board (including the Special Committee) determines, after consultation with its counsel, that the failure to take action concerning such proposals would be inconsistent with its fiduciary duties under applicable law. The Board or an independent committee of the Board (including the Special Committee) may change its recommendation to approve the Merger if (i) in response to an intervening event either not known or not reasonably foreseeable to the Special Committee prior to May 20, 2019, the Board or an independent committee of the Board (including the Special Committee) determines, after consultation with its outside legal counsel, that the failure to take action concerning such intervening event would be inconsistent with its fiduciary duties under applicable law or (ii) in response to an alternative acquisition proposal, the Board or an independent committee of the Board (including the Special Committee) determines in good faith, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal, including a proposal for the acquisition of all outstanding shares of Common Stock not beneficially owned by any member of the Purchaser Group or any Section 16 Officer, and in each case that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for both Isramco and Parent, and further provides that upon the termination of the Merger Agreement under certain circumstances, Isramco will be required to pay Parent an expense reimbursement amount equal to $1,500,000 in immediately available funds or Parent will be required to pay Isramco an expense reimbursement amount equal to $1,500,000 in immediately available funds (as applicable). Subject to certain limitations, either Isramco or Parent may terminate the Merger Agreement if the Merger is not consummated by February 27, 2020.

Voting and Support Agreement

In connection with the Merger Agreement, Parent, Isramco, NHL and Mr. Tsuff entered into a Voting and Support Agreement, dated as of May 20, 2019 (the “Support Agreement”). Per the terms and conditions set forth in the Support Agreement, Parent, NHL and Mr. Tsuff have each agreed to vote, or cause to be voted, all shares of Common Stock beneficially owned by each such party (representing an aggregate of approximately 73.0% of Isramco’s total outstanding voting power as of March 31, 2019) for the adoption of the Merger Agreement.

The foregoing descriptions of the Merger Agreement and the Support Agreement do not purport to describe all of the terms of such agreements and are qualified in their entirety by the full text of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K.

The foregoing description of the Merger Agreement attached hereto as Exhibit 2.1, the Support Agreement attached hereto as Exhibit 10.1 and the other exhibits to this Current Report on Form 8-K furnished herewith are intended to provide information regarding the terms of the Merger Agreement and the Support Agreement and are not intended to modify or supplement any factual disclosures about Isramco in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and the Support Agreement and the related summaries are not intended to be disclosures regarding any facts and circumstances relating to Isramco or any of its subsidiaries or affiliates. The Merger Agreement and the Support Agreement contain representations and warranties made by Isramco and the Purchaser Parties, which were made only for purposes of the Merger Agreement and the Support Agreement, respectively, and only as of the specified dates provided therein. The representations, warranties and covenants in the Merger Agreement and the Support Agreement were made solely for the benefit of the Parties, may be subject to limitations agreed upon by the Parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the Parties rather than establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Isramco’s public disclosures. The Merger Agreement and the Support Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Isramco that is or will be contained in, or incorporated by reference into, the documents that Isramco files or has filed with the SEC.

Item 8.01. Other Events.

On May 20, 2019, Isramco issued a press release announcing the proposed Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Contemplated Transactions, Isramco has also entered into indemnification agreements with the members of the Board that reiterate the indemnification rights provided in Isramco’s governing documents and the Merger Agreement. A form of such agreement is attached hereto as Exhibit 10.2.

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed acquisition of Isramco by the Purchaser Group and their respective affiliates. In connection with the proposed Merger, Isramco will file with the SEC and furnish to Isramco’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, ISRAMCO’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by Isramco with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from Isramco’s website at www.isramcousa.com or by directing a request to Isramco, Inc., Attn: Chief Financial Officer, 1001 West Loop South, Suite 750, Houston, Texas 77027 or by calling (713) 621-3882.

Participants in the Solicitation

Isramco and its directors, executive officers and certain other members of management and employees of Isramco may be deemed to be “participants” in the solicitation of proxies from the stockholders of Isramco in connection with the proposed Merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Isramco in connection with the proposed Merger, which may be different than those of Isramco’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about Isramco and its directors and executive officers and their ownership of Isramco’s Common Stock in Isramco’s Annual Report on Form 10-K, filed with the SEC on March 18, 2019, as amended on April 30, 2019, and additional information about the ownership of Isramco’s Common Stock by Isramco’s directors and executive officers is included in their Forms 3, 4 and 5 filed with the SEC.

Forward-Looking Statements

Statements in this Current Report on Form 8-K and the exhibits furnished or filed herewith that relate to future results and events are forward-looking statements based on Isramco’s current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or the negative of these terms, are statements that could be deemed forward-looking statements. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the inability to complete the proposed Merger due to the failure to obtain stockholder approval for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger; (iii) the failure of the proposed Merger to close for any other reason; (iv) risks related to disruption of management’s attention from Isramco’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Isramco and others relating to the Merger Agreement; (vi) the risk that the pendency of the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed Merger; (vii) the effect of the announcement of the proposed Merger on Isramco’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed Merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Isramco’s Annual Report on Form 10–K for the fiscal year ended December 31, 2018, filed with the SEC on March 18, 2019, as amended on April 30, 2019, under the heading “Item 1A. Risk Factors,” and in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The forward-looking statements represent Isramco’s views as of the date on which such statements were made and Isramco undertakes no obligation to publicly update such forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1*

Agreement and Plan of Merger, dated as of May 20, 2019, by and Naphtha Israel Petroleum Corporation Ltd., Naphtha Holding Ltd., I.O.C. – Israel Oil Company, Ltd., Naphtha US Oil, Inc. and Isramco, Inc.

10.1	Voting and Support Agreement, dated as of May 20, 2019, by and among Naphtha Holding Ltd., I.O.C. – Israel Oil Company, Ltd., Haim Tsuff and Isramco, Inc.
10.2	Form of Indemnification Agreement.
99.1	Press Release dated May 20, 2019.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Isramco agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISRAMCO, INC.

By:	/s/ Anthony K. James
Name:	Anthony K. James
Title:	General Counsel & Secretary

Date: May 20, 2019